                                                                   Exhibit 3-135
--------------------------------------------------------------------------------

        STATE OF DELAWARE
       SECRETARY OF STATE
    DIVISION OF CORPORATIONS
    FILED 10:00 AM 09/16/1992
       722260028 - 2309620

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GMC Leasing Corporation

                                     *****

   1. The name of the corporation is

                             GMC Leasing Corporation

   2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

   3. The nature of the business or purposes to be conducted or promoted is:

   To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   4. The total number of Common shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00)

   5. The name and mailing address of each incorporator is as follows:

              NAME                 MAILING ADDRESS
              ----                 ---------------
M. A. Brzoska                      Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, DE 19801

K. A. Widdoes                      Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, DE 19801

L. J. Vitalo                       Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, DE 19801

L. J. Vitalo                                            Corporation Trust Center
                                                        1209 Orange Street
                                                        Wilmington, DE 19801

   6. The corporation is to have perpetual existence.

   7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly conferred authorized:

   To make, alter or repeal the by-laws of the corporation.

   8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

   Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

   9. The corporation reserves the right to alter, amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or
(iv) for any transaction from which the director derived any improper personal benefit.

   WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 16th day of September 1992.

                           /s/ M. A. Brzoska
                           --------------------------------------------------
                                Incorporator


                           /s/ K. A. Widdoes
                           --------------------------------------------------
                                Incorporator


                           /s/ L. J. Vitalo
                           --------------------------------------------------
                                Incorporator



                                       ii